Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated February 23, 2022, in Amendment No. 1 to the Registration Statement (Form S-8 No. 333-190405) of OGE Energy Corp. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Oklahoma City, Oklahoma
August 4, 2022